UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 5, 2021

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2021, Douglas M. VanOort, the former Chief Executive Officer of NeoGenomics, Inc. (the “Company”) and currently the Company’s Executive Chairman and Chairman of the Board of Directors (the “Board”) of the Company, notified the Board of his voluntary decision to retire from the Company and that in connection with his retirement he was tendering his resignation as Executive Chairman and Chairman of the Board of the Company, effective October 7, 2021. Mr. VanOort will remain as a director on the Board but plans to retire as a member of the Board before the end of the year as the Board concludes an ongoing search process. Mr. VanOort’s decision to retire and resign as Executive Chairman and Chairman of the Board was not the result of any dispute or disagreement with the Company, the Company’s management or the Board on any matter relating to the operations, policies or practices of the Company.
On October 5, 2021, the Board acknowledged Mr. VanOort’s decision to retire, accepted Mr. VanOort’s resignation as Executive Chairman and Chairman of the Board of the Company effective October 7, 2021, and appointed Lynn A. Tetrault, the Company’s Lead Independent Director, as the non-executive Chair of the Board, effective October 7, 2021. Ms. Tetrault has served as Lead Independent Director of the Board since July 2020 and has been on the Board since June 2015. The Board also approved Ms. Tetrault to receive an additional quarterly fee of $15,625, and an equity grant in the amount of $50,000 for serving as Chair of the Board.
Following the effective date of his resignation as Executive Chairman and Chairman of the Board, Mr. VanOort’s compensation as a director is consistent with the compensation of other directors as described in the Company’s Proxy Statement on Schedule 14A for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2021.

Item 7.01	Regulation FD Disclosure.
On October 12, 2021, the Company issued a press release announcing Mr. VanOort’s retirement as the Company’s Executive Chairman and Chairman of the Board of Directors and the appointment of Lynn Tetrault as the new Non-executive Chair of the Board, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of NeoGenomics, Inc. dated October 12, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Kathryn B. McKenzie
Chief Financial Officer
October 12, 2021